UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01399	86-3924884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 E. 45th Street, Suite 30A New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 810-9044

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On August 6, 2026, Star Mountain Lower Middle-Market Capital Corp. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) governing the issuance of $25,000,000 in aggregate principal amount of Floating Rate Senior Unsecured Notes due January 15, 2029, with a floating interest rate per annum equal to the Benchmark (which is based on the TSFR3M Index Screen Rate and more fully defined in the Note Purchase Agreement) plus 3.75% (375 basis points) (the “New Notes”), to a qualified institutional investor in a private placement. The New Notes are an additional issuance of the Company’s $25,000,000 Floating Rate Senior Unsecured Notes due January 15, 2029 (the “Existing Notes” and, together with the New Notes, the “Notes”) issued pursuant to that certain Note Purchase Agreement, dated January 2, 2026, by and between the Company and the purchaser thereto. Except for the date of original issuance, the purchase price of the New Notes, the date from which interest will initially begin to accrue and the first interest payment date, the New Notes offered by the Company pursuant to the Note Purchase Agreement will have identical terms to the Existing Notes, including that they will be fungible, rank equally, and be treated as a single series with the Existing Notes.

Interest on the New Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on October 15, 2026. The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, and a minimum asset coverage ratio of 1.50 to 1.00.

In addition, in the event that a Credit Rating Event (as defined in the Note Purchase Agreement) occurs, the Notes will bear interest at a fixed rate per annum which is 0.50% above the stated rate of the Notes from the date of the occurrence of the Credit Rating Event to and until the date on which the Credit Rating Event is no longer continuing.

The Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.

The description above is only a summary of the material provisions of the Note Purchase Agreement and is qualified in its entirety by reference to the copy of the Note Purchase Agreement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03 - Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Note Purchase Agreement, dated August 6, 2026, between Star Mountain Lower Middle-Market Capital Corp. and the purchaser party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Mountain Lower Middle-Market Capital Corp.

Dated: August 12, 2026	By:	/s/ Brett A. Hickey
	Name:	Brett A. Hickey
	Title:	Chief Executive Officer